Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 (File No. 333-187380), Registration Statement on Form S-3D (File No. 333-187451), and Registration Statements on Form S-4/A (File Nos. 333-206807 and 333-235467) of Citizens Financial Services, Inc. of our report dated March 10, 2022, relating to our audit of the consolidated financial statements of Citizens Financial Services, Inc., which is contained in this Amended Annual Report on Form 10-K/A of Citizens Financial Services, Inc. for the year ended December 31, 2021.

Cranberry Township, Pennsylvania
April 29, 2022